# LEASE AMENDMENT

THIS LEASE AMENDMENT ("Amendment") is made as of the 1st day of December 2005 by and between THE KNOCKOUT GROUP, INC., a Delaware corporation ("Tenant") and CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust ("Landlord").

## RECITALS

a. Landlord and Tenant entered into that certain Industrial Building Lease dated as of August 1, 2004 ( the "Lease"), with respect to premises ("Premises") in that certain property commonly known as 100 Whitehall, Northlake, Illinois, as more particularly described in the Lease.

b. The Term of the Lease expires on July 31, 2007.

c. Tenant has sublet a portion of the Premises to Champion Logistics Group ("Champion") pursuant to that certain Sublease Agreement dated as of May 9, 2005 ("Sublease").

d. Tenant is in default under the terms of the Lease for the failure to pay certain rent due. Tenant has requested, and Landlord has agreed, to amend the Lease and provide for the repayment of the rent due and reduction of the Premises, all on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

2. Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

3. Sublease. Tenant acknowledges and agrees that the Sublease has been terminated.

4. Reduction in Size of Premises. Tenant agrees to vacate approximately 143,171 square feet of warehouse space ("Vacated Space") as shown on Exhibit "A" attached hereto and made a part hereof in the condition required under Section 25.1 of the Lease. Commencing on the Effective Date (as herein defined): (i) the Premises shall be reduced to the approximately 18,576 square feet of office space shown on Exhibit "A" attached hereto and made a part hereof; (ii) Tenant's Proportion shall be reduced to 7.53%; (iii) Monthly Base Rent shall be reduced to $15,000.00 per month; and (iv) the Monthly Rent Adjustment Deposit shall be $2,138.00 for Taxes and $765.00 for Expenses.

5. Conditions Precedent. This Amendment shall become effective ("Effective Date') as of the later to occur of the following: (i) Landlord entering into a valid lease with Champion for the Vacated Spaced and (ii) Tenant vacating the Vacated Space in the condition required under Section 25.1 of the Lease. In the event the Effective Date has not occurred by January 1, 2006, this Amendment shall be deemed null and void and of no further force and effect.

6. Security Deposit. With respect to the current $150,000 Security Deposit held by Landlord, Tenant acknowledges and agrees that Landlord may retain $75,000.00 of the Security Deposit. Tenant agrees to deposit an additional $30,998.00 with Landlord as a condition precedent to the effectiveness of this Amendment and thereafter the Security Deposit shall be $105,948.00.

7. Delinquent Rent. Landlord and Tenant agree that Tenant is currently in default under the Lease and the current balance of delinquent rent (ADelinquency@) is $186,171.30. The Delinquency shall be amortized at eleven and one-half percent (11.5%) interest over twenty (20) months and shall be repaid by Tenant to Landlord, as additional Rent, in the amount of $10,176.00 monthly beginning on December 1, 2005 and on the first day of each month thereafter during the Term, through and including July 1, 2007.

8. Landlord's Work. Landlord, agrees, at its sole cost and expense, to separately demise the reduced Premises.

9. Termination Option. Landlord shall have the option to terminate the Lease upon ninety (90) days prior notice to Tenant.

10. No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

11. No Default. Tenant acknowledges that the Lease is in full force and effect and that there are no defaults thereunder, excepting those related to the aforementioned non-payment of rent, or any conditions which with only the passage of time or giving of notice or both would become a default thereunder.

12. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

13. Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

14. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

15. Counterparts. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

17. Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

18. No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.

19. Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

20. Facsimile Signatures. The parties hereto agree that the use of facsimile signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

**TENANT:**

**THE KNOCKOUT GROUP, INC.**, a Delaware corporation

By: John Bellamy
Its: CEO
Name: John Bellamy

**LANDLORD:**

**CENTERPOINT PROPERTIES TRUST**, a Maryland real estate investment trust

By: [signature]
Its:
Name: Michael M. Mullen
Chief Executive Officer

By: Brian M. Sheehan
Its: Brian M. Sheehan
Name: Vice President Controller

**EXHIBIT A**

**PREMISES/VACATED SPACE**


EXISTING BUILDING
EXISTING DOCK
EXISTING DOCK
EXISTING TRAILER PARKING
46 CARS
54 CARS
DEPRESSED CONCRETE TRUCK DOCK
6 DOCKS
AVAILABLE AREA 89,836.90gsf
36 CARS
PARKING 57 CARS
EXIST. RESERVOIR
PROPERTY LINE
1,426.46
PROPERTY LINE
Space to vacate
Knockout Space
SITE PLAN

Exhibit A